AMENDMENT TO SERVICE AGREEMENT
     AMENDMENT made as of this 6th day of December 2011 to the Service Agreement dated July 1, 2009, by and between the trusts listed in Appendix A, on behalf of themselves and each of their funds, John Hancock Investment Management Services, LLC and John Hancock Advisers, LLC (the “Agreement”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1.	CHANGES IN APPENDIX A
     Appendix A of the Agreement is hereby amended, in accordance with Section 6 of the Agreement, to add the following series, as shown in Appendix A hereto:
     John Hancock Strategic Growth Fund
     Appendix A of the Agreement is hereby amended, in accordance with Section 6 of the Agreement, to delete the following series, as shown in Appendix A hereto:
John Hancock Classic Value Mega Cap Fund
John Hancock U.S. Core Fund
2.	EFFECTIVE DATE
     This Amendment shall become effective as of the date first mentioned above.
3.	DEFINED TERMS
     Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.
4.	OTHER TERMS OF THE AGREEMENT
     Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/ Jeffrey H. Long Name: Jeffrey H. Long
Title: Chief Financial Officer

JOHN HANCOCK ADVISERS, LLC

By:	/s/ Jeffrey H. Long Name: Jeffrey H. Long
Title: Chief Financial Officer

By all the Trusts listed in Appendix A

By:	/s/ Keith F. Hartstein Name: Keith F. Hartstein
Title: President and Chief Executive Officer

APPENDIX A
John Hancock Bond Trust
John Hancock Government Income Fund
John Hancock High Yield Fund
John Hancock Investment Grade Bond Fund
John Hancock Current Interest
John Hancock Money Market Fund
John Hancock Funds III
John Hancock Core High Yield Fund
John Hancock Disciplined Value Fund
John Hancock Disciplined Value Mid Cap Fund
John Hancock Global Shareholder Yield Fund
John Hancock International Allocation Portfolio
John Hancock International Core Fund
John Hancock International Growth Fund
John Hancock International Value Equity Fund
John Hancock Leveraged Companies Fund
John Hancock Rainier Growth Fund
John Hancock Small Cap Opportunities Fund
John Hancock Small Company Fund
John Hancock Strategic Growth Fund
John Hancock Hedged Equity & Income Fund
John Hancock Income Securities Trust
John Hancock Investment Trust
John Hancock Balanced Fund
John Hancock Global Opportunities Fund
John Hancock Small Cap Intrinsic Value Fund
John Hancock Sovereign Investors Fund
John Hancock Investment Trust II
John Hancock Financial Industries Fund
John Hancock Regional Bank Fund
John Hancock Small Cap Equity Fund
John Hancock Investors Trust
John Hancock Municipal Securities Trust
John Hancock High Yield Municipal Bond Fund
John Hancock Tax-Free Bond Fund

A-1

John Hancock Preferred Income Fund
John Hancock Preferred Income Fund II
John Hancock Preferred Income Fund III
John Hancock Series Trust
John Hancock Mid Cap Equity Fund
John Hancock Sovereign Bond
John Hancock Bond Fund
John Hancock Strategic Series
John Hancock Strategic Income Fund
John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Tax-Advantaged Global Shareholder Yield Fund
John Hancock Tax-Exempt Series Fund
John Hancock Massachusetts Tax-Free Income Fund
John Hancock New York Tax-Free Income Fund

A-2